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                                                     EXHIBIT 5.1




                              April 30, 1998



Richardson Electronics, Ltd.
40W267 Keslinger Road
LaFox, Illinois 60147

     Re: Registration Statement on Form S-2
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Ladies and Gentlemen:

    We refer to the Registration Statement on Form S-2 (the "Registration Statement") being filed by Richardson Electronics, Ltd., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale of up to 690,000 shares of Common Stock, $0.05 par value per share (the "Common Stock") of the Company (including a 15% underwriter's over-allotment option) of which up to 345,000 will be sold by the Company and up to 345,000 will be sold by the Selling Stockholder.

    Each term used herein that is defined in the Registration Statement and not otherwise defined herein shall have the meaning specified in the Registration Statement.

    We are familiar with the proceedings to date with respect to the proposed offering of the Common Stock and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of procedure, law and fact, as we have considered relevant and necessary as a basis for the opinion expressed in this letter. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such copied or photocopied documents.

    Based on the foregoing, and subject to the qualifications set forth hereinafter, we are of the opinion that:


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Richardson Electronics, Ltd.
May 1, 1998
Page 2

    1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

    2. The Common Stock has been duly authorized and, when issued and sold in accordance with the Registration Statement, will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

     We express no opinion as to the application of the securities or blue sky laws of the various states to the issuance of the Common Stock.

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and the related Prospectus, and to the filing of this opinion as an Exhibit to the Registration Statement.


                                           Very truly yours,


                                           ROSS & HARDIES


                                           By: /s/ David S. Guin
                                              ------------------------------
                                              A Partner